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                                                                     Exhibit 3.4
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                               AMENDMENT TO BYLAWS
                                       OF
                          EDUCATION LOANS INCORPORATED


     I, A. Norgrin Sanderson, being the duly elected, qualified and acting President of Education Loans Incorporated, a Delaware Corporation (the "Corporation"), do hereby certify that the following amendment to the Corporation's Bylaws was duly adopted on March 27, 2003 by the Board of Directors and the sole stockholder of the Corporation in accordance with the Corporation's Bylaws:

     "Approval of Bylaws Amendment. Sections 2 and 8 of Article II of the Bylaws of the Corporation are hereby amended so that, as amended, said Sections 2 and 8 of Article II shall be and read as follows:

          "Section 2. Number and Term. Subject to the requirements of the laws of the State of Delaware, the number of directors shall be eleven
          (11), provided that such number shall at all times include at least two Independent Directors (as described in Article VIII of the Certificate of Incorporation of the Corporation). Subject to Article VIII of the Certificate of Incorporation, each of the directors of the Corporation shall hold office until the expiration of his term and until his successor shall be elected and qualified or until his earlier death, resignation, retirement, disqualification or removal. Directors need not be stockholders.

          ***

          Section 8. Increase of Number. Subject to the requirements of Article VIII of the Certificate of Incorporation of the Corporation, the number of directors may be decreased or increased, as the case may be, by amendment of these Bylaws to a number not to exceed eleven (11), which number shall include, at all times, at least two Independent Directors (as described in Article VIII of the Certificate of Incorporation) by the affirmative vote of a majority of the directors or by the affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualified."

     IN WITNESS WHEREOF, the undersigned, the President of Education Loans Incorporated, being duly authorized on behalf of Education Loans Incorporated, has executed this Amendment as of March 27, 2003.

                                        /s/ A. Norgrin Sanderson
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                                        A. Norgrin Sanderson, President